Exhibit 99.1

2016 EQUITY INCENTIVE PLAN

OF

DRUGCENDR, INC.

Adopted September 14, 2016

DRUGCENDR, INC.

2016 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD: September 14, 2016
APPROVED BY THE STOCKHOLDERS: September 14, 2016
TERMINATION DATE: September 14, 2026

1.            GENERAL.

(a)          Purposes. The purposes of the Plan are as follows:

(i)           To provide additional incentive for selected Employees, Directors and Consultants to further the growth, development and financial success of the Company by providing a means by which such persons can personally benefit through the ownership of capital stock of the Company; and

(ii)          To enable the Company to secure and retain key Employees, Directors and Consultants considered important to the long-term success of the Company by offering such persons an opportunity to own capital stock of the Company.

(b)         Eligible Stock Award Recipients. The persons eligible to receive Stock Awards under the Plan are the Employees, Directors and Consultants of the Company and its Affiliates.

(c)          Available Stock Awards. The following Stock Awards are available under the Plan: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) stock bonuses; and (iv) rights to acquire restricted stock.

2.            DEFINITIONS.

(a)          “Affiliate” means:

(i)           with respect to Incentive Stock Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(ii)         with respect to Stock Awards other than Incentive Stock Options, any entity described in paragraph (a) of this Section 2(a), plus any other corporation, limited liability company, partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of a limited liability company, partnership or joint venture.

(b)         “Award Shares” means the shares of Common Stock of the Company issued or issuable pursuant to a Stock Award, including Option Shares issued or issuable pursuant to an Option.

(c)          “Board” means the Board of Directors of the Company.

(d)         “Change in Control” shall mean:

(i)           The direct or indirect sale or transfer, in a single transaction or a series of related transactions, by the shareholders of the Company of voting securities, in which the holders of the outstanding voting securities of the Company immediately prior to such transaction or series of transactions hold, as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than twenty percent (20%) of the total combined voting power all outstanding voting securities of the Company or of the acquiring entity immediately after such transaction or series of related transactions;

(ii)         A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(iii)        A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(iv)         The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

(e)          “Code” means the Internal Revenue Code of 1986, as amended.

(f)          “Committee” means a committee appointed by the Board in accordance with Section 3(c).

(g)         “Common Stock” means the shares of common stock of the Company.

(h)         “Company” means DrugCendR, Inc., a Delaware corporation.

(i)          “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render bona fide services and who is providing such services at the time a Stock Award is granted; provided that the term “Consultant” shall not include a person who provides services in connection with the offer and sale of securities in a capital-raising transaction or in connection with promoting or maintaining a market for the Company’s securities.

(j)          “Director” means a member of the Board.

(k)         “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code and as interpreted by the Board in each case.

(l)          “Effective Date” shall have the meaning given in Section 17 herein.

(m)        “Employee” means a regular employee of the Company or an Affiliate, including an Officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(n)         “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(i)           If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported;

(ii)          If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation; or

(iii)         If neither (i) nor (ii) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

(o)          “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p)         “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q)         “Officer” means any person designated by the Board as an officer.

(r)          “Option” means a stock option granted pursuant to the Plan.

(s)          “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Board and incorporated therein.

(t)          “Optionee” means the Participant to whom an Option is granted or, if applicable, such other person who holds an outstanding Option.

(u)         “Option Shares” means the shares of Common Stock of the Company issued or issuable pursuant to the exercise of an Option.

(v)         “Participant” means an Optionee or any other person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(w)        “Plan” means this 2016 Equity Incentive Plan.

(x)          “Securities Act” means the Securities Act of 1933, as amended.

(y)         “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(z)         “Stock Award Agreement” means a written agreement, including an Option Agreement, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and any additional rules and regulations adopted by the Board and incorporated therein.

(aa)        “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

(bb)       “Termination of Service” means:

(i)          With respect to Stock Awards granted to a Participant in his or her capacity as an Employee, the time when the employer-employee relationship between the Participant and the Company (or an Affiliate) is terminated for any reason, including, without limitation a termination by resignation, discharge, death or retirement;

(ii)          With respect to Stock Awards granted to a Participant in his or her capacity as a Director, the time when the Participant ceases to be a Director for any reason, including without limitation a cessation by resignation, removal, failure to be reelected, death or retirement, but excluding cessations where there is a simultaneous or continuing employment of the former Director by the Company (or an Affiliate) and the Board expressly deems such cessation not to be a Termination of Service;

(iii)         With respect to Stock Awards granted to a Participant in his or her capacity as a Consultant, the time when the contractual relationship between the Participant and the Company (or an Affiliate) is terminated for any reason; and

(iv)         With respect to Stock Awards granted to a Participant in his or her capacity as an Employee, Director or Consultant of an Affiliate, when such entity ceases to qualify as an Affiliate under this Plan, unless earlier terminated as set forth above.

Notwithstanding anything to the contrary herein set forth, a change in status from an Employee to a Consultant or from a Consultant to an Employee shall not constitute a Termination of Service for the purposes hereof, if and to the extent so determined by the Board. The Board, in its sole and absolute discretion, shall determine the effect of all other matters and issues relating to a Termination of Service.

3.            ADMINISTRATION.

(a)         Administration by Board. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee or an Officer, as provided in Section 3(c) and 3(d), respectively, below.

(b)         Powers of the Board. The Board shall have the power, except as otherwise provided in the Plan:

(i)           To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how the Stock Awards shall be granted; (C)  what type or combination of types of Stock Awards will be granted; (D) the terms and conditions of each Stock Award granted (which need not be identical), including, without limitation, the transferability or repurchase of such Stock Awards or Award Shares issuable thereunder, as applicable, and the circumstances under which Stock Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; and (E) the number of Award Shares subject to a Stock Award that shall be granted to a Participant.

(ii)          To construe and interpret the Plan and Stock Awards granted under it, and to make exceptions to any such provisions in good faith and for the benefit of the Company, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of its power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)         To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv)         To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(v)          To suspend or terminate the Plan at any time. Suspension or termination  of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)         To submit any amendment to the Plan for shareholder approval.

(vii)        To amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

(viii)      To amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (a) the Company requests the consent of the affected Participant, and (b) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Stock Awards if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

(ix)         To amend the Plan as provided in Section 15.

(x)          To prescribe and amend the terms of the agreements or other documents evidencing Stock Awards made under this Plan (which need not be identical).

(xi)         To place such restrictions on the sale or other disposition of Award Shares as may be deemed appropriate by the Board.

(xii)        To determine whether, and the extent to which, adjustments are required pursuant to Section 10.

(xiii)       Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c)        Delegation to a Committee. The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the “Committee”).  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in the Plan to the Board shall thereafter be deemed to be references to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d)         Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything  to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock as herein contemplated.

(e)          Effect of Change in Status. The Board shall have the absolute discretion to determine the effect upon a Stock Award, and upon an individual’s status as an Employee, Consultant or Director under the Plan, including whether a Participant shall be deemed to have experienced a Termination of Service or other change in status, and upon the vesting, expiration or forfeiture of a Stock Award or Award Shares issuable in respect thereof, in the case of (i) a Termination of Service for Cause, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between the Company and any Affiliate or between any Affiliates, (iv) any change in the Participant’s status from an Employee to a Consultant or member of the Board, or vice versa, and (v) any Employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate.

(f)          Determinations of the Board. All decisions, determinations and interpretations by the Board regarding this Plan shall be final and binding on all Participants or other persons claiming rights under the Plan or any Stock Award. The Board shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Director, Officer or Employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of a Stock Award may contest a decision or action by the Board with respect to such person or Stock Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Board’s decision or action was arbitrary or capricious or was unlawful.

(g)         Arbitration. Any dispute or claim concerning any Stock Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in the County of San Diego County, California. In addition to any other relief, the arbitrator may  award to the prevailing party recovery of its attorneys’ fees and costs. By accepting a Stock Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

4.            SHARES SUBJECT TO THE PLAN.

Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate up to 300,000 shares of the Company’s Common Stock. Of such amount, up to 300,000 Award Shares may be issued under the Plan pursuant to Incentive Stock Options. In the event that (a) all or any portion of any Stock Award granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any Award Shares or other shares of the Company’s Common Stock are reacquired by the Company which were the subject of a Stock Award Agreement under the Plan, the shares or Award Shares allocable to the unexercised or unvested portion of such Stock Award, or the shares or Award Shares so reacquired, shall again be available for grant or issuance under the Plan.

5.            ELIGIBILITY.

(a)         General. Incentive Stock Options may be granted only to Employees; all other Stock Awards may be granted only to Employees, Directors and Consultants. In the event a Participant is both an Employee and a Director, or a Participant is both a Director and a Consultant, the Stock Award Agreement shall specify the capacity in which the Participant is granted the Stock Award; provided, however, if the Stock Award Agreement is silent as to such capacity, the Stock Award shall be deemed to be granted to the Participant as an Employee or as a Consultant, as applicable.

(b)         Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)          Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

6.            OPTION AGREEMENT PROVISIONS.

Each Option shall be granted pursuant to a written Option Agreement, signed by an Officer of the Company and by the Optionee, which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Option Agreements need not be identical, but each Option Agreement shall include (through incorporation of the provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):

(a)         Term. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall be subject to the provisions of Section 5(b).

(b)        Exercise Price of an Option. Subject to the provisions of Section 5(b) regarding Incentive Stock Options granted to Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. The Board shall determine the exercise price of each Nonstatutory Stock Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Incentive Stock Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c)         Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the  following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:

(i)           by cash or check;

(ii)         pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)         by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)        by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest  whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)          in any other form of legal consideration that may be acceptable to the Board.

(d)         Transferability.  The following restrictions on the transferability of Options shall apply:

(i)          Restrictions on Transfer.   An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, however, that the Board may, in its sole discretion, permit transfer of the Option to a revocable trust or as otherwise permitted by Rule 701 of the Securities Act. Notwithstanding the foregoing, however, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable only by the Optionee during the Optionee’s lifetime, except as otherwise permitted by the Board and by Sections 421, 422 and 424 of the Code and the regulations and other guidance thereunder. Notwithstanding anything herein contained to the contrary, for so long as the Company shall have elected to be treated as a subchapter S corporation pursuant to the Code, no Participant shall transfer any Stock Award or any Stock Award Shares to any person or entity or in any manner which would cause the Selection theretofore made by Company to be terminated or revoked. Any such transfer or attempted transfer shall be void ab initio.

(ii)         Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)        Beneficiary Designation. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise. In the absence of such a designation, the executor or administrator of the Optionee’s estate shall be entitled to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e)        Vesting. Each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more performance criteria, as shall be determined by the Board.

(f)         Termination of Service. In the event of the Termination of Service of an Optionee for any reason (other than for “Cause,” as defined in a Stock Option Agreement, or upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is set forth in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, such exercise period provided in the Option Agreement shall not exceed three (3) months from the date of termination.

(g)         Disability of Optionee. In the event of a Termination of Service of an Optionee as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within the period specified in the Option Agreement (in no event to exceed twelve (12) months from the date of such termination in the case of an Incentive Stock Option), and only to the extent that the Optionee was entitled to exercise the Option at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

(h)        Death of Optionee. In the event that (i) an Optionee’s Termination of Service occurs as a result of the Optionee’s death, or (ii) an Optionee dies within the period (if any) specified in the Option Agreement after the Optionee’s Termination of Service for a reason other than death, then, notwithstanding Section 6(f) above, the Option may be exercised (to the extent the Optionee was entitled to exercise such Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death, but only within the period ending on the earlier of (i) the date that is twelve (12) months after the date of Termination of Service, or (ii) the expiration of the term of such Option as set forth in the Option Agreement.

(i)          Termination for Cause. In the event of the Termination of Service of an Optionee for Cause, except as otherwise determined by the Board in the specific situation, all Options granted to such Optionee shall expire as set forth in the Stock Option Agreement.

(j)         Extension of Termination Date. An Optionee’s Option Agreement may provide that if the exercise of the Option following an Optionee’s Termination of Service (other than for Cause or upon the Optionee’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(k)         Non-Exempt Employees. Unless otherwise determined by the Board, no Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(l)          Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time prior to a Termination of Service to exercise the Option as to any part or all of the Option Shares prior to the full vesting of the Option. Any unvested Option Shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(m)        Right of Repurchase. The Option Agreement may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionee pursuant to the exercise of the Option.

(n)        Right of First Refusal. The Option Agreement may, but need not, include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option.

7.            PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)        Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):

(i)           Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit, provided that the Participant remains eligible to receive Stock Awards hereunder at the time of the award.

(ii)          Vesting. Award Shares issued pursuant to a stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)         Termination of Service. In the event of a Termination of Service, the Company may reacquire any or all of the Award Shares held by the Participant which have or have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv)         Transferability. Unless otherwise determined by the Board, rights to acquire Award Shares under the stock bonus agreement shall not be transferable except by will or by the laws of descent and distribution, or, to the extent permitted by the Board, to a revocable trust or as otherwise permitted by Rule 701 of the Securities Act.

(b)         Restricted Stock Purchase Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):

(i)          Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement, including no consideration or such minimum consideration as may be required by applicable law.

(ii)         Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement, if any, shall be paid either: (a) in cash at the time of purchase; (b) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (c) in any other form of legal consideration that may be acceptable to the Board in its discretion.

(iii)         Vesting. Award Shares acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)         Termination of Service. In the event of a Participant’s Termination of Service, the Company may repurchase or otherwise reacquire any or all of the Award Shares held by the Participant which have or have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v)         Transferability. Unless otherwise determined by the Board, rights to acquire Award Shares under the restricted stock purchase agreement shall not be transferable except by will, by the laws of descent and distribution, or, to the extent permitted by the Board, to a revocable trust or as otherwise permitted by Rule 701 of the Securities Act.

8.            COVENANTS OF THE COMPANY.

(a)         Availability of Shares. During the terms of the Stock Awards, the Company  shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)         Compliance with Laws and Regulations. This Plan, the grant and exercise of Stock Awards thereunder, and the obligation of the Company to sell, issue or deliver Award Shares under such Stock Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Award Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Board shall determine to be necessary or advisable. To the extent the Company is unable to or the Board deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Award Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Award Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Award Shares shall be issued and/or transferable under any other Stock Award unless a registration statement with respect to the Award Shares underlying such Stock Award is effective and current or the Company has determined that such registration is unnecessary.

9.            USE OF PROCEEDS.

Proceeds from the sale of Award Shares shall constitute general funds of the Company and shall be used for general operating capital of the Company.

10.          ADJUSTMENTS UPON CHANGE IN COMMON STOCK.

If any change is made in the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, exchange of shares, change in corporate structure or other distribution of the Company’s equity securities), the Plan and all outstanding Stock Awards will be appropriately adjusted in the class and maximum number of shares subject to the Plan and the class and number of shares and price per share of Common Stock subject to outstanding Stock Awards. Such adjustment shall be made by the Board, the determination of which shall be final, binding and conclusive.

11.          ADJUSTMENTS UPON CHANGE IN CONTROL.

(a)          The Board shall have the discretion to provide in each Stock Award Agreement the terms and conditions that relate to (i) vesting of such Stock Award in the event of a Change in Control, and (ii) assumption of such Stock Award Agreements or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Stock Award Agreement.

(b)         If the terms of an outstanding Option Agreement provide for accelerated vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Board in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the vested Option Shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the aggregate exercise price of the vested Option Shares. If in such case the aggregate exercise price of the vested Option Shares is greater than or equal to the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the vested Option Shares had the Option been exercised immediately prior to the Change in Control, then the Option shall be cancelled and Optionee shall receive no payment for such Option Shares. Upon such purchase, exchange or cancellation, the Option shall be terminated and Optionee shall have no further rights with respect to such Option.

(c)         Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

12.          ACCELERATION OF EXERCISABILITY AND VESTING.

The Board shall have the power to accelerate the time at which any or all Stock Awards may first be exercised or the time during which any or all Stock Awards or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in any Stock Award stating the time at which it may first be exercised or the time during which it will vest. By approval of the Plan, the Company’s shareholders consent to any such accelerations in the Board’s sole discretion.

13.          DISSOLUTION OR LIQUIDATION.

In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

14.          MISCELLANEOUS.

(a)         Shareholder Rights. Neither a Participant nor any person to whom a Stock Award is transferred shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Award Shares unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms and the Company has duly issued a stock certificate for such Award Shares.

(b)         No Employment or Other Service Rights. Nothing in the Plan or any Stock Award Agreement shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the Bylaws or Certificate of Incorporation of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c)         Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and any Affiliates) exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(d)         Investment Assurances. The Company may require a Participant, as a condition of exercising an Option or otherwise acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act; or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(e)        Withholding Obligations. The Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award, provided that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability); or (iii) by such other method as may be set forth in the Stock Award Agreement.

(f)          Compliance with Section 409A of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date (as defined in Section 17 below). Notwithstanding any provision of the Plan or Stock Award to the contrary, in the event that following the Effective Date the Board determines that any Stock Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award; or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. If the exercise period of an Option subject to Code Section 409A (e.g., an Option which is granted with a per share exercise price less than the Fair Market Value on the date of grant) spans two calendar years, any valid exercise will be deemed to occur at the expiration of the exercise period regardless of when exercise actually occurs. This rule of construction shall not apply to any Option which is not subject to Code Section 409A (i.e., an Option which is granted with a per share exercise price not less than the Fair Market Value on the date of grant and the Option otherwise qualifies for exemption from Code Section 409A).

15.          AMENDMENT OF THE PLAN.

(a)         In General. The Board at any time, and from time to time, may amend the Plan. However, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment where the amendment will:

(i)           Increase the number of shares reserved for Stock Awards under the Plan, except as provided in Section 10 relating to adjustments upon changes in Common Stock;

(ii)          Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(iii)         Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

(b)         Amendment to Maximize Benefits. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under the Plan into compliance therewith.

(c)         No Impairment. The rights and obligations under any Stock Award granted before any amendment of the Plan shall not be altered or impaired by such amendment unless the Company requests the consent of the person to whom the Stock Award was granted and such person consents in writing; provided, however, that notwithstanding anything to the contrary in this Section 15 or elsewhere in this Plan, no such consent shall be required with respect to any amendment or alteration if the Board determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Stock Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

16.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)        Termination or Suspension. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on September 14, 2026 (which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier), and no Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but Stock Awards and Stock Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

(b)        No Impairment. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as otherwise provided herein or with the consent of the person to whom the Stock Award was granted.

17.          EFFECTIVE DATE OF PLAN.

The Plan shall become effective on September 14, 2016, which is the date that the Plan was adopted by the Board (the “Effective Date”), provided that the shareholders of the Company approve or have approved the Plan within twelve (12) months of such date. No Options granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, and all Stock Awards granted under the Plan shall be rescinded if shareholder approval of the Plan is not obtained within such 12-month period.

18.          NON-EXCLUSIVITY OF THE PLAN.

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of stock options or restricted stock otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19.          LIABILITY OF THE COMPANY.

The Company and the members of the Board shall not be liable to a Participant or any other persons as to: (a) the non-issuance or non-transfer, or any delay of issuance or transfer, of any Award Shares which results from the inability of the Company to comply with, or to obtain, or from any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer Award Shares if counsel for the Company deems such authority reasonably necessary for lawful issuance or transfer of any such shares and, in furtherance thereof, appropriate legends may be placed on the stock certificates evidencing Award Shares to reflect such transfer restrictions; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Stock Award granted hereunder.

20.          CHOICE OF LAW; ARBITRATION; VENUE.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules. Any dispute or claim concerning the Plan or any Stock Award Agreement or any disputes or claims relating to or arising out of any Stock Award Agreement or the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc., in San Diego, California, pursuant to its employment arbitration rules and procedures (attached hereto in their current form as Annex A), as may be updated, amended or modified form time to time (with such updated, amended or modified rules available at http://www.jamsadr.com/rules-employment-arbitration/). In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By executing a Stock Award Agreement, the Company and the recipient of such  Stock Award Agreement waive their respective rights to have any such disputes or claims tried by a judge or jury. The Company and all recipients of Stock Awards acknowledge and agree that questions concerning, or any dispute arising in connection with the construction, interpretation or validity of, or otherwise arising out of, the Plan, will, to the extent that arbitration shall not be contemplated pursuant to the Stock Award Agreement by which the holder of a Stock Award is bound, be subject to the exclusive jurisdiction of the state and federal courts in and for the county encompassing the Company’s principal place of business. The parties hereby agree to submit to the personal and exclusive jurisdiction and venue of such courts and agree that process may be served in the manner provided herein for the giving of notices or otherwise as allowed by applicable law. Each party hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

ANNEX A

JAMS RULES

[Attached]

AMENDMENT NO. 1 TO DRUGCENDR, INC. 2016 EQUITY INCENTIVE PLAN

WHEREAS, DrugCendR, Inc., a corporation organized under the laws of Delaware (the “Company”), previously adopted the Company’s 2016 Equity Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) may, at any time, amend the Plan, and now desires to do so through this amendment No. 1 (“Amendment”);

WHEREAS, the Board has determined to add 300,000 shares of unallocated shares of common stock from the Company’s treasury and to reserve those shares for issuance under the Plan, bring the total number of shares subject to the Plan to 600,000;

NOW, THEREFORE, Section 4 of the Plan shall be amended to read as follows:

“Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate up to 600,000 shares of the Company’s Common Stock. Of such amount, up to 600,000 Award Shares may be issued under the Plan pursuant to Incentive Stock Options. In the event that (a) all or any portion of any Stock Award granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any Award Shares or other shares of the Company’s Common Stock are reacquired by the Company which were the subject of a Stock Award Agreement under the Plan, the shares or Award Shares allocable to the unexercised or unvested portion of such Stock Award, or the shares or Award Shares so reacquired, shall again be available for grant or issuance under the Plan.”

Except as expressly set forth in this Amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect. Capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

This Amendment has been adopted by the Board of Directors of the Company as of October 18, 2017.

AMENDMENT NO. 2 TO DRUGCENDR, INC. 2016 EQUITY INCENTIVE PLAN

WHEREAS, DrugCendR, Inc., a corporation organized under the laws of Delaware (the “Company”), previously adopted the Company’s 2016 Equity Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) may, at any time, amend the Plan, and previously did so through Amendment No. 1 to the Plan, which increased the number of unallocated shares of common stock reserved for issuance under the Plan by 300,000 shares, was approved by the Board of Directors on October 17, 2017;

WHEREAS, the Board now desires to amend the Plan again to increase the number of unallocated shares of common stock reserved for issuance under the Plan by an additional 507,000 shares, bringing the total number of shares subject to the Plan to 1,107,000 (“Amendment No. 2”);

NOW, THEREFORE, Section 4 of the Plan shall be amended to read as follows:

“Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate up to 507,000 shares of the Company’s Common Stock. Of such amount, up to 1,107,000 Award Shares may be issued under the Plan pursuant to Incentive Stock Options. In the event that (a) all or any portion of any Stock Award granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any Award Shares or other shares of the Company’s Common Stock are reacquired by the Company which were the subject of a Stock Award Agreement under the Plan, the shares or Award Shares allocable to the unexercised or unvested portion of such Stock Award, or the shares or Award Shares so reacquired, shall again be available for grant or issuance under the Plan.”

Except as expressly set forth in this Amendment No. 2, all other terms and conditions set forth in the Plan shall remain in full force and effect. Capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

This Amendment has been adopted by the Board of Directors of the Company as of March 3, 2018.

AMENDMENT NO. 3 TO CEND THERAPEUTICS, INC. 2016 EQUITY INCENTIVE PLAN

WHEREAS, CEND Therapeutics, Inc., a corporation organized under the laws of Delaware (the “Company”), previously adopted the Company’s 2016 Equity Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) may, at any time, amend the Plan, and previously did so through (i) Amendment No. 1 to the Plan, which increased the number of unallocated shares of common stock reserved for issuance under the Plan by 300,000 shares, as approved by the Board of Directors on October 17, 2017; and (ii) Amendment No. 2 to the Plan, which increased the number of unallocated shares of common stock reserved for issuance under the Plan by 507,000 shares, as approved by the Board of Directors on August 31, 2019;

WHEREAS, the Board now desires to amend the Plan again to increase the number of unallocated shares of common stock reserved for issuance under the Plan by an additional 110,700 shares, bringing the total number of shares subject to the Plan to 1,217,700 (“Amendment No. 3”);

NOW, THEREFORE, Section 4 of the Plan shall be amended to read as follows:

“Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate up to 1,217,700 shares of the Company’s Common Stock.  Of such amount, up to 1,217,700 Award Shares may be issued under the Plan pursuant to Incentive Stock Options. In the event that (a) all or any portion of any Stock Award granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any Award Shares or other shares of the Company’s Common Stock are reacquired by the Company which were the subject of a Stock Award Agreement under the Plan, the shares or Award Shares allocable to the unexercised or unvested portion of such Stock Award, or the shares or Award Shares so reacquired, shall again be available for grant or issuance under the Plan.”

Except as expressly set forth in this Amendment No. 3, all other terms and conditions set forth in the Plan shall remain in full force and effect. Capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

This Amendment has been adopted by the Board of Directors of the Company as of August 31, 2019.

AMENDMENT NO. 4 TO CEND THERAPEUTICS, INC. 2016 EQUITY INCENTIVE PLAN

WHEREAS, CEND Therapeutics, Inc., a corporation organized under the laws of Delaware (the “Company”), previously adopted the Company’s 2016 Equity Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) may, at any time, amend the Plan, and previously did so through (i) Amendment No. 1 to the Plan, which increased the number of unallocated shares of common stock reserved for issuance under the Plan by 300,000 shares, as approved by the Board of Directors on October 17, 2017; (ii) Amendment No. 2 to the Plan, which increased the number of unallocated shares of common stock reserved for issuance under the Plan by 507,000 shares, as approved by the Board of Directors on August 31, 2019; and (iii) Amendment No. 3 to the Plan, which increased the number of unallocated shares of common stock reserved for issuance under the Plan by 110,000 shares, as approved by the Board of Directors on August 31, 2019;

WHEREAS, the Board now desires to amend the Plan again to increase the number of unallocated shares of common stock reserved for issuance under the Plan by an additional 600,000 shares, bringing the total number of shares subject to the Plan to 1,817,000 (“Amendment No. 4”);

NOW, THEREFORE, Section 4 of the Plan shall be amended to read as follows:

“Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate up to 1,817,000 shares of the Company’s Common Stock.  Of such amount, up to 1,817,000 Award Shares may be issued under the Plan pursuant to Incentive Stock Options. In the event that (a) all or any portion of any Stock Award granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any Award Shares or other shares of the Company’s Common Stock are reacquired by the Company which were the subject of a Stock Award Agreement under the Plan, the shares or Award Shares allocable to the unexercised or unvested portion of such Stock Award, or the shares or Award Shares so reacquired, shall again be available for grant or issuance under the Plan.”

Except as expressly set forth in this Amendment No. 4, all other terms and conditions set forth in the Plan shall remain in full force and effect. Capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

This Amendment has been adopted by the Board of Directors of the Company as of August 18, 2020.

AMENDMENT NO. 5 TO CEND THERAPEUTICS, INC. 2016 EQUITY INCENTIVE PLAN

WHEREAS, CEND Therapeutics, Inc., a corporation organized under the laws of Delaware (the “Company”), previously adopted the Company’s 2016 Equity Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) may, at any time, amend the Plan, and previously did so through (i) Amendment No. 1 to the Plan, which increased the number of unallocated shares of common stock reserved for issuance under the Plan by 300,000 shares, as approved by the Board of Directors on October 17, 2017; (ii) Amendment No. 2 to the Plan, which increased the number of unallocated shares of common stock reserved for issuance under the Plan by 507,000 shares, as approved by the Board of Directors on August 31, 2019; (iii) Amendment No. 3 to the Plan, which increased the number of unallocated shares of common stock reserved for issuance under the Plan by 110,000 shares, as approved by the Board of Directors on August 31, 2019; and (iv) Amendment No. 4 to the Plan, which increased the number of unallocated shares of common stock reserved for issuance under the Plan by 600,000 shares, as approved by the Board of Directors on August 18, 2020;

WHEREAS, the Board now desires to amend the Plan again to increase the number of unallocated shares of common stock reserved for issuance under the Plan by an additional 1,400,000 shares, bringing the total number of shares subject to the Plan to 3,217,000 (“Amendment No. 5”);

NOW, THEREFORE, Section 4 of the Plan shall be amended to read as follows:

“Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate up to 3,217,000 shares of the Company’s Common Stock.  Of such amount, up to 3,217,000 Award Shares may be issued under the Plan pursuant to Incentive Stock Options. In the event that (a) all or any portion of any Stock Award granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any Award Shares or other shares of the Company’s Common Stock are reacquired by the Company which were the subject of a Stock Award Agreement under the Plan, the shares or Award Shares allocable to the unexercised or unvested portion of such Stock Award, or the shares or Award Shares so reacquired, shall again be available for grant or issuance under the Plan.”

Except as expressly set forth in this Amendment No. 5, all other terms and conditions set forth in the Plan shall remain in full force and effect. Capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

This Amendment has been adopted by the Board of Directors of the Company as of December 30, 2020.